As filed with the Securities and Exchange Commission on October 10, 1997
                                     Registration Statement No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        United Stationers Inc.
        (Exact Name of Registrant as Specified in its Charter)

             Delaware                                     36-3141189
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

2200 East Golf Road                                        60016-1267
Des Plaines, Illinois                                      (Zip Code)
(Address of  Principal Executive Offices)



             United Stationers Inc. Management Equity Plan
                       (Full title of the plan)

                         ____________________

                            Otis H. Halleen
             Vice President, Secretary and General Counsel
                          2200 East Golf Road
                      Des Plaines, IL 60016-1267
                (Name and address of agent for service)

                            (847) 699-5000
     (telephone number, including area code, of agent for service)





                    CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                                   Proposed      Proposed
                                   maximum       maximum
                                   offering      aggregate
Title of Securities  Amount to be    price     offering price      Amount of
to be registered      Registered  per share(1)   price  (1)    registration fee
Common Stock $.10
par value             4,100,000    $ 39.00     $ 95,060,113      $ 28,806.09
                       shares
_____________________________________________________________________________

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) on the basis of the prices at which currently outstanding options may be exercised, and the average of the high and low prices of the Common Stock in the over-the-counter market on October 9, 1997 as reported on NASDAQ for the balance.

                                Part I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                Part II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

      The  following  documents filed by United Stationers  Inc.  (the
"Company")   with   the   Securities  and  Exchange   Commission   are
incorporated herein by reference:

      A. The Company's most recent Annual report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act"), which contains certified financial statements of the Company for the fiscal year ended December 31, 1996.

     B. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     C.   The Company's Current Report on Form 8-K dated May 27, 1997.

     D.    The  Company's  Registration Statement on  Form  S-2  filed
October 6, 1997.

      E. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996.

      F. The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4.        DESCRIPTION OF SECURITIES

      The Company's Common Stock is registered under Section 12 of the
1934 Act.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein. Article EIGHTH of the Restated Certificate of Incorporation ("Certificate") of the Company, a copy of which is filed as Exhibit 4.1 to the Company's Registration Statement on Form S-2 filed October 2, 1997, provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

      In addition, the DGCL permits and the Company in its Certificate has implemented provisions which limit or eliminate the personal liability of the directors of the Company acting in their capacities as such to the full extent permitted by the DGCL. Article NINTH of the Company's Certificate eliminates a director's liability to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for breach of the duty of loyalty, knowing violations of law and certain other matters specified in the DGCL and the Certificate.

      The Company maintains insurance for the benefit of its directors and officers and certain other persons insuring them against certain liabilities, including liabilities under the securities laws.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS

4.   Instruments defining the rights of security holders:

     (a) Restated Certificate of Incorporation as adopted January 8, 1987 and as subsequently amended March 30, 1995 (1)

     (b) Certificate of Ownership and Merger merging Associated Holdings, Inc. into Registrant (2)

     (c)  Restated by-laws (3)

     (d) Registration Rights Agreement, dated as of April 26, 1995, among the Registrant, United Stationers Supply Co., and Chase Securities, Inc. (3)

     (e) Amended and restated Registration Rights Agreement, dated as of March 30, 1995, among Registrant, Wingate Partners, L.P., Cumberland Capital Corporation, Good Capital Co., Inc. and certain other Company stockholders (3).

     (f)  Amendment No. 4 to Management Equity Plan dated as of August
          19, 1997 (1)

     (g) United Stationers Inc. Management Equity Plan, as amended through August 19, 1997 (1)

5.   Opinion of Otis H. Halleen, General Counsel to the Company.**

15.  Acknowledgment letter of Ernst & Young LLP, independent auditors.*

23.  Consents of experts and counsel:

     (1)  Consent of Ernst & Young LLP, independent auditors.*

     (2)  Consent of Arthur Andersen LLP, independent  public accountants.*

     (3) The consent of Otis H. Halleen is included in his opinion included as Exhibit 5.

24. Power of Attorney is included on the signature page of this Registration Statement
 _______________

*    Filed herewith
**   To be filed by amendment

(1) Incorporated by reference to Registrant's Form S-2 (No. 33-59811), as amended, initially filed with the Commission on September 4, 1997.

(2) Incorporated by reference to Registrant's Schedule 14D-9 dated February 21, 1995

(3) Incorporated by reference to the Company's Form S-1 (No. 33-59811), as amended, initially filed with the Commission on June 12, 1995

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on October 10, 1997.


                                                United Stationers Inc.

                                            By: /s/ Randall W. Larrimore
                                               Randall W. Larrimore, President
                                               and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                    Title                           Date


/s/Frederick B. Hegi, Jr. Chairman of the Board of Directors October 10, 1997 Frederick B. Hegi, Jr.


/s/Randall W, Larrimore    President and Chief Executive       October 10, 1997
Randall W. Larrimore       Officer, Director
                           (principal executive officer)


/s/Daniel H. Bushell       Executive Vice President,           October 10, 1997
Daniel H. Bushell          Chief Financial Officer
                           (principal financial and accounting officer)

/s/Michael D. Rowsey       Executive Vice President, Director  October 10, 1997
Michael D. Rowsey


/s/ Daniel J. Good         Director                            October 10, 1997
Daniel  J. Good


/s/James A. Johnson        Director                            October 10, 1997
James A. Johnson


/s/James A. Johnson        Director                            October 10, 1997
Gary G. Miller


/s/Joel D. Spungin         Director                            October 10, 1997
Joel D. Spungin